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                                                                    Exhibit 23.4


                         PROSPECTIVE DIRECTOR'S CONSENT

I hereby consent to being named as a prospective director of ManTech International Corporation in the Registration Statement on Form S-1 of ManTech International Corporation and hereby agree to serve in such capacity upon the closing of the offering, and further consent to the inclusion of my name and biographical information in any prospectus or registration statement filed on behalf of ManTech International Corporation in connection with the offering.



                                        /s/ WALTER R. FATZINGER, JR.
                                        ----------------------------------
                                             Walter R. Fatzinger, Jr.


Dated:  January 17, 2002